SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  June 17, 1997


                         ZENITH NATIONAL INSURANCE CORP.
             (Exact Name of Registrant as Specified in its Charter)


        Delaware                         1-9627                95-2702776
(State or Other Jurisdiction           (Commission           (IRS Employer
    of Incorporation)                  File Number)       Identification No.)


21255 Califa Street, Woodland Hills, CA                              91367-5021
(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code  (801) 713-1000


          (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events.

     Zenith National Insurance Corp. (the "Company") issued a press release dated June 17, 1997, (a copy of which is attached as an exhibit hereto) announcing that its wholly-owned subsidiary, Zenith Insurance Company ("Zenith") has entered into an agreement (a copy of which is attached as an exhibit hereto) with RISCORP, Inc. ("RISCORP"). The key elements of the press release are summarized below:

     1. Zenith has agreed to purchase all of the assets of RISCORP related to its workers' compensation business, including RISCORP's existing in-force insurance business as well as the right to all new and renewal policies. Zenith also agreed to purchase RISCORP's "First Call" managed care workers' compensation system. After the transaction closes, RISCORP will no longer engage in the workers' compensation or managed care business.

     2. Zenith will assume certain liabilities related to RISCORP's insurance businesses in connection with the transaction, including $15,000,000 in indebtedness of RISCORP. The purchase price paid by Zenith to RISCORP will be the difference between the book value of the assets purchased and the book value of the liabilities assumed by Zenith on the closing date, subject to a minimum purchase price of $35 million. The purchase price will be payable in cash.

     3. Zenith will finance the purchase with bank financing and internal funds.

     4. Zenith and RISCORP have also entered into an agreement under which all new and renewal RISCORP policies issued after today (June 17, 1997) will be reinsured by Zenith, an A.M. Best Company A+ (Superior) rated carrier, until Zenith assumes such policies at the closing.

     5. Zenith will not be purchasing the stock of RISCORP or its affiliates or (except as noted above) assuming the corporate liabilities of these companies, including liabilities related to any present or future litigation against those companies.

     6. The closing of the purchase is subject to the review and approval by appropriate state and federal regulatory agencies and by RISCORP's shareholders. The agreement has been approved by the Boards of Directors of the Company, Zenith, and RISCORP.

Item 7.  Financial Statements and Exhibits

         c.  Exhibits

             Exhibit Number 10.1  Asset Purchase Agreement, dated as of June 17,
                                  1997, by and among Zenith Insurance Company and RISCORP, Inc., RISCORP Management Services, Inc., RISCORP of Illinois, Inc., Independent Association Administrators
                                  Incorporated, RISCORP Insurance Services,
                                  Inc., RISCORP Managed Care Services, Inc.,
                                  CompSource, Inc., RISCORP Real Estate
                                  Holdings, Inc., RISCORP Acquisition, Inc.,
                                  RISCORP West, Inc., RISCORP of Florida, Inc., RISCORP Insurance Company, RISCORP Property & Casualty Insurance Company, RISCORP National Insurance Company, RISCORP Services, Inc., RISCORP Staffing Solutions Holding, Inc., RISCORP Staffing Solutions, Inc. I and
                                  RISCORP Staffing Solutions, Inc. II.

             Exhibit Number 99.   Press Release of Zenith National Insurance
                                  Corp. dated June 17, 1997.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ZENITH NATIONAL INSURANCE CORP.


Dated: July 11, 1997                      By: /s/ Fredricka Taubitz
                                              Name:  Fredricka Taubitz
                                              Title:  Executive Vice President
                                                      & Chief Financial Officer